Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael C. Greiner, Executive Vice President & CFO
(518) 795-1821

AngioDynamics Reports Fiscal 2019 Second Quarter
Financial Results
Fiscal 2019 Second Quarter Highlights
•         Net sales of $91.5 million, an increase of 5.5% year over year
•         Gross margin expanded 440 basis points year over year to 53.7%
•         GAAP EPS of $0.06 per share; adjusted EPS of $0.22 per share
•         Cash provided by operations of $13.0 million; capital expenditures of $0.7 million
•         Announced the acquisition of RadiaDyne and its proprietary OARtrac® radiation dose monitoring platform to build the Company’s continuum of care within the oncology space

Latham, New York, January 4, 2019 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the second quarter of fiscal year 2019, which ended November 30, 2018.

“We are very pleased with our second quarter financial results, which are marked by growth across all of our business segments, expanding gross margins, and improved profitability. Our quarterly performance was positively impacted by our recent acquisitions, validating our portfolio optimization strategy and enhancing our value proposition within oncology. In addition, we continue to make progress toward obtaining a pancreatic cancer indication for NanoKnife and recently received notification from the FDA that NanoKnife will be considered a Category B IDE once we receive approval to begin our DIRECTtm NanoKnife study for Stage III pancreatic cancer,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “We are encouraged by these accomplishments and are well positioned to achieve our financial targets for the full year.”

Second Quarter 2019 Financial Results

Net sales for the second quarter of fiscal 2019 were $91.5 million, an increase of 5.5%, compared to $86.7 million a year ago. During the quarter, each of the Company’s three businesses posted growth, led by the Oncology business.

Currency did not have a significant impact on the Company’s sales in the quarter.

•       Oncology net sales were $15.3 million, an increase of 19.8% from $12.8 million a year ago, as strong NanoKnife sales in both capital and disposables and positive contributions from the two recent acquisitions more than offset decreased sales of the Company’s Thermal Ablation products. The comparison of year-over-year results within the Company’s Oncology business was negatively impacted by the timing of the prior-year Acculis Microwave ablation system market withdrawal. Excluding the impact of this transition from the Company’s Acculis Microwave product to its Solero Microwave product, the Oncology business grew 28.7% year over year.

•       Vascular Interventions and Therapies net sales in the second quarter of fiscal 2019 were $52.5 million, an increase of 2.2%, compared to $51.4 million a year ago, as strong growth in Fluid Management and AngioVac were partially offset by a decelerating decline in the Venous Insufficiency business.

•       Vascular Access net sales were $23.7 million, an increase of 5.1% from $22.6 million a year ago, as strong sales of Ports and Dialysis products were slightly offset by a decline in sales of PICCs.

U.S. net sales in the second quarter of fiscal 2019 were $71.9 million, an increase of 5.2% from $68.3 million a year ago, and International net sales were $19.6 million, an increase of 6.6% from $18.4 million a year ago.

Gross margin for the second quarter of fiscal 2019 expanded 440 basis points to 53.7% from 49.3% a year ago, consistent with the trending improvements related to the Company’s core operational enhancements, as well as higher gross margins associated with our portfolio optimization strategy.

The Company recorded net income of $2.1 million, or $0.06 per share, in the second quarter of fiscal 2019. This compares to net income of approximately $0.2 million, or $0.01 per share, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the second quarter of fiscal 2019 was $8.4 million, or $0.22 per share, compared to adjusted net income of $6.3 million, or $0.17 per share, in the second quarter of fiscal 2018.

Adjusted EBITDAS in the second quarter of fiscal 2019, excluding the items shown in the reconciliation table below, was $16.3 million, compared to $13.3 million in the second quarter of fiscal 2018.

In the second quarter of fiscal 2019, the Company generated $13.0 million in operating cash flow and had capital expenditures of $0.7 million. As of November 30, 2018, the Company had $42.8 million in cash and cash equivalents and $145.0 million in debt, excluding the impact of deferred financing costs.

Six Months Financial Results

For the six months ended November 30, 2018:

•	Net sales were $176.8 million, an increase of 2.7%, compared to $172.1 million for the same period a year ago.

•	The Company's net income was $1.7 million, or $0.04 per share, compared to net income of $0.2 million, or $0.01 per share, a year ago.

•
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income was $14.6 million, or $0.38 per share, compared to adjusted net income of $11.3 million, or $0.30 per share, a year ago.

•	Adjusted EBITDAS, excluding the items shown in the reconciliation table below, was $28.9 million, compared to $24.6 million for the same period a year ago.

Fiscal Year 2019 Financial Guidance

The Company reiterates its previously announced financial guidance, continuing to expect fiscal year 2019 net sales in the range of $354 to $359 million and free cash flow in the range of $26 to $31 million. Additionally, the Company continues to expect adjusted earnings per share in the range of $0.82 to $0.86.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its second quarter 2019 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or 1-201-689-8560 (international) and refer to the passcode 13685683.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Friday, January 4, 2019, until 11:59 p.m. ET on Friday, January 11, 2019. To hear this recording, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter the passcode 13685683.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net sales	$91,503	$86,706	$176,843	172,117
Cost of sales (exclusive of intangible amortization)	42,394	43,975	83,267	88,157
Gross profit	49,109	42,731	93,576	83,960
% of net sales	53.7%	49.3%	52.9%	48.8%

Operating expenses
Research and development	7,363	6,107	15,025	12,548
Sales and marketing	20,269	18,967	39,702	38,369
General and administrative	9,336	7,540	17,832	15,596
Amortization of intangibles	5,188	4,146	9,304	8,242
Change in fair value of contingent consideration	244	82	256	187
Acquisition, restructuring and other items, net	2,728	4,766	7,150	7,755
Total operating expenses	45,128	41,608	89,269	82,697
Operating income	3,981	1,123	4,307	1,263
Interest expense, net	(1,330)	(760)	(2,247)	(1,483)
Other income (expense), net	80	(280)	194	287
Total other expense, net	(1,250)	(1,040)	(2,053)	(1,196)
Income before income taxes	2,731	83	2,254	67
Income tax expense (benefit)	591	(166)	583	(147)
Net income	$2,140	$249	$1,671	$214

Earnings per share
Basic	$0.06	$0.01	$0.04	$0.01
Diluted	$0.06	$0.01	$0.04	$0.01

Weighted average shares outstanding
Basic	37,500	37,066	37,411	36,983
Diluted	38,117	37,383	38,131	37,322

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income	$2,140	$249	$1,671	$214

Amortization of intangibles	5,188	4,146	9,304	8,242
Change in fair value of contingent consideration	244	82	256	187
Acquisition, restructuring and other items, net (1)	2,728	4,766	7,150	7,755
Tax effect of non-GAAP items (2)	(1,914)	(2,945)	(3,779)	(5,123)
Adjusted net income	$8,386	$6,298	$14,602	$11,275

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Diluted earnings per share	$0.06	$0.01	$0.04	$0.01

Amortization of intangibles	0.14	0.11	0.24	0.22
Change in fair value of contingent consideration	0.01	0.00	0.01	0.01
Acquisition, restructuring and other items, net (1)	0.07	0.13	0.19	0.21
Tax effect of non-GAAP items (2)	(0.06)	(0.08)	(0.10)	(0.15)
Adjusted diluted earnings per share	$0.22	$0.17	$0.38	$0.30

Adjusted diluted share count	38,117	37,383	38,131	37,322

(1)  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on our U.S. deferred tax assets and an effective tax rate of 23% for November 30, 2018.  For November 30, 2017 the effective tax rate i) has been calculated using a blended rate of 30.62% for the year ended May 31, 2018 due to the enactment of the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21%;  ii) excludes the benefit recorded in Q3 fiscal 2018 resulting from remeasurement of our deferred tax assets from the Act; iii) tax effects the non-GAAP adjustment shown above and iv) assumes the Company does not have a valuation allowance on its U.S deferred tax assets.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income	$2,140	$249	$1,671	$214

Income tax expense (benefit)	591	(166)	583	(147)
Interest expense, net	1,330	760	2,247	1,483
Depreciation and amortization	6,692	5,884	12,291	11,677
Stock-based compensation	2,591	1,966	4,741	3,763
EBITDAS	$13,344	$8,693	21,533	16,990

Change in fair value of contingent consideration	$244	$82	256	187
Acquisition, restructuring and other items, net (1)	2,728	4,560	7,150	7,441
Adjusted EBITDAS	$16,316	$13,335	$28,939	$24,618

Per diluted share:
EBITDAS	$0.35	$0.23	$0.56	$0.46
Adjusted EBITDAS	$0.43	$0.36	$0.76	$0.66

(1)  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three months ended					Six months ended
				Currency	Constant				Currency	Constant
	November 30,	November 30,	%	Impact	Currency	November 30,	November 30,	%	Impact	Currency
	2018	2017	Growth	(Pos) Neg	Growth	2018	2017	Growth	(Pos) Neg	Growth
	(unaudited)					(unaudited)

Net Sales by Product Category
Vascular Interventions and Therapies	$52,494	$51,368	2.2%			$102,488	$101,234	1.2%
Vascular Access	23,723	22,574	5.1%			47,513	45,812	3.7%
Oncology	15,286	12,764	19.8%			26,842	25,071	7.1%
Total	$91,503	$86,706	5.5%	0.0%	5.8%	$176,843	$172,117	2.7%	0.0%	2.9%

Net Sales by Geography
United States	$71,883	$68,301	5.2%	0.0%	5.2%	$139,567	$137,232	1.7%	0.0%	1.7%
International	19,620	18,405	6.6%	1.0%	7.8%	37,276	34,885	6.9%	1.0%	7.5%
Total	$91,503	$86,706	5.5%	0.0%	5.8%	$176,843	$172,117	2.7%	0.0%	2.9%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	November 30,	May 31,
	2018	2018
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$42,820	$74,096
Marketable securities	1,350	1,317
Total cash and investments	44,170	75,413

Accounts receivable, net	43,374	39,401
Inventories	50,637	48,916
Prepaid expenses and other	4,776	4,302
Total current assets	142,957	168,032

Property, plant and equipment, net	41,945	42,461
Other assets	3,478	3,417
Intangible assets, net	168,706	130,310
Goodwill	426,874	361,252
Total Assets	$783,960	$705,472

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$19,424	$15,775
Accrued liabilities	21,272	34,426
Current portion of long-term debt	5,000	5,000
Current portion of contingent consideration	4,006	2,100
Total current liabilities	49,702	57,301
Long-term debt, net of current portion	139,266	86,621
Deferred income taxes	17,696	17,173
Contingent consideration, net of current portion	22,512	1,161
Other long-term liabilities	5,221	621
Total Liabilities	234,397	162,877

Stockholders' equity	549,563	542,595
Total Liabilities and Stockholders' Equity	$783,960	$705,472

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Cash flows from operating activities:
Net income	$2,140	$249	$1,671	$214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,692	5,884	12,291	11,677
Stock-based compensation	2,591	1,966	4,741	3,763
Change in fair value of contingent consideration	244	82	256	187
Deferred income taxes	505	(24)	495	(106)
Change in accounts receivable allowance	153	2	(75)	280
Fixed and intangible asset impairments and disposals	12	8	12	8
Other	(42)	10	(17)	(557)
Changes in operating assets and liabilities:
Accounts receivables	(2,506)	(804)	(3,068)	2,299
Inventories	(194)	1,379	(955)	598
Prepaid expenses and other	17	(1,323)	(1,183)	(703)
Accounts payable, accrued and other liabilities	3,347	2,736	(10,082)	(4,459)
Net cash provided by operating activities	12,959	10,165	4,086	13,201

Cash flows from investing activities:
Additions to property, plant and equipment	(734)	(721)	(1,416)	(1,222)
Cash paid for acquisitions	(47,920)	-	(84,920)	-
Net cash used in investing activities	(48,654)	(721)	(86,336)	(1,222)

Cash flows from financing activities:
Proceeds from issuance of and borrowings on long-term debt	55,000	-	55,000	-
Repayment of long-term debt	(1,250)	(1,250)	(2,500)	(2,500)
Payment of acquisition related contingent consideration	-	(7,400)	(2,100)	(9,500)
Proceeds from exercise of stock options and employee stock purchase plan	149	926	854	1,738
Net cash provided by (used in) financing activities	53,899	(7,724)	51,254	(10,262)

Effect of exchange rate changes on cash and cash equivalents	(146)	(64)	(280)	595
Increase (decrease) in cash and cash equivalents	18,058	1,656	(31,276)	2,312

Cash and cash equivalents at beginning of period	24,762	48,200	74,096	47,544
Cash and cash equivalents at end of period	$42,820	$49,856	$42,820	$49,856

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net cash provided by operating activities	$12,959	$10,165	$4,086	$13,201
Additions to property, plant and equipment	(734)	(721)	(1,416)	(1,222)
Free Cash Flow	$12,225	$9,444	$2,670	$11,979